1 Ally Financial Inc. Bernstein 2016 Strategic Decisions Conference June 2, 2016

2 Forward-Looking Statements and Additional Information The following should be read in conjunction with the financial statements, notes and other information contained in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. In the presentation that follows and related comments by Ally Financial Inc. (“Ally”) management, the use of the words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “explore,” “positions,” “intend,” “evaluate,” “pursue,” “seek,” “may,” “would, ” “could, ” “should, ” “believe, ” “potential, ” “continue,” or the negative of these words, or similar expressions is intended to identify forward-looking statements. All statements herein and in related management comments, other than statements of historical fact, including without limitation, statements about future events and financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and Ally’s actual results may differ materially due to numerous important factors that are described in the most recent reports on SEC Forms 10-K and 10-Q for Ally, each of which may be revised or supplemented in subsequent reports filed with the SEC. Such factors include, among others, the following: maintaining the mutually beneficial relationship between Ally and General Motors (“GM”), and Ally and Chrysler Group LLC (“Chrysler”); our ability to maintain relationships with automotive dealers; our ability to realize the anticipated benefits associated with being a financial holding company, and the significant regulation and restrictions that we are now subject to; the potential for deterioration in the residual value of off-lease vehicles; disruptions in the market in which we fund our operations, with resulting negative impact on our liquidity; changes in our accounting assumptions that may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; changes in the credit ratings of Ally, Chrysler, or GM; changes in economic conditions, currency exchange rates or political stability in the markets in which we operate; and changes in the existing or the adoption of new laws, regulations, policies or other activities of governments, agencies and similar organizations (including as a result of the Dodd-Frank Act and Basel III). Investors are cautioned not to place undue reliance on forward-looking statements. Ally undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other such factors that affect the subject of these statements, except where expressly required by law. Certain non-GAAP measures are provided in this presentation which are important to the reader of the Consolidated Financial Statements but should be supplemental to primary U.S. GAAP measures. Reconciliation of non-GAAP financial measures included within this presentation are provided in this presentation. Use of the term “loans” describes products associated with direct and indirect lending activities of Ally’s operations. The specific products include retail installment sales contracts, lines of credit, leases or other financing products. The term “originate” refers to Ally’s purchase, acquisition or direct origination of various “loan” products.

3 Key Messages • Leading digital financial services company – Positioned for secular trends in digital financial services and banking – Proven success with growing online deposit franchise and attractive customer base • Commitment to create long-term shareholder value – Plan to introduce dividend and share repurchases pending regulatory approval – Increasing diversification with higher ROE products • Tangible long-term EPS growth – Increase bank funding: growing deposits and lowering capital markets funding – Additional product expansion: low risk approach with significant growth opportunity • Low volatility earnings profile – Low loss balance sheet – Simplified business model Opportunities to drive attractive shareholder returns

4 Product Expansion Strategy Optimize Auto Finance Generating attractive risk-adjusted returns Leading platform Aligning with digital trends Scalable infrastructure Seasoned risk management Grow Product Expansion Growing higher ROE businesses Mortgage Corporate Finance Credit Card Online Brokerage and Wealth Management Investment Securities

5 Digital Advantage P Better expense efficiency P Better rates and lower fees P Better reputation P More transparent and simple P Better digital functionality P Better customer experience P No geographic constraints NO Branches NO Baggage

6 Proven Success with Digital Deposit Growth Strong Customer and Deposit Growth

7 Dealer Financial Services Historical Returns Profitable Business Through Cycles • Long history of resilient returns in auto finance • Improved risk adjusted yields on newer originations (1) Data from Annual Reports on Form 10-K. Dealer Financial Services includes Ally’s North American automotive lending operations and automotive Insurance operations. Data prior to 1995 represents total company due to changes in segment reporting. See page 13 for details. 1.9% 1.3% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% Pretax ROA - Dealer Financial Services Average 1.7% (1)

8 3.1% 7.9% 9.4% 2013 2014 2015 Increased +19% 67% 51% 45% 2013 2014 2015 Successfully Improving Financial Profile Adjusted TBV per Share(3) Adjusted Efficiency Ratio(4) Adjusted Earnings Per Share(1) Core ROTCE(2) (1) Represents a non-GAAP financial measure. See slide 12 and 13 for details. (2) Represents a non-GAAP financial measure. Core ROTCE adjusts for certain items such as net DTA and OID. See slide 12 and 13 for details. (4) Represents a non-GAAP financial measure. See slide 12 and 13 for details. (3) Adjusted Tangible Book Value is a non-GAAP financial measure, which adjusts for certain items such as Series G discount and tax-effected OID. See slide 12 and 13 for details. Increased +6.3 pts Decreased (22) pts Increased +$4.6 per Share Memo: GAAP EPS ($1.64) $1.83 ($2.66) $20.0 $22.7 $24.6 2013 2014 2015 Memo: GAAP Common equity per share $27.0 $29.5 $26.4 ($0.14) $1.68 $2.00 2013 2014 2015

9 Focused on Driving Shareholder Value Consistent Book Value Growth Note: Stock price data as of 6/1/2016; adjusted tangible book value per share based on Ally’s quarterly results (1) Represents a non-GAAP financial measure. See slide 12 and 13 for details. ~$3.5 billion discount • Ally expected to remain profitable even if retail auto losses double in a severe downturn − Doubling of retail auto losses would result in $0.7 - $0.8 billion of incremental losses Ally Stock Price and Adjusted Tangible Book Value Per Share (1) $23.62 $18.18 $22.67 $25.36 Ally Stock Price Ally Adjusted TBV Per Share

10 Strategic Priorities Building the leading digital financial services company  Continue to maintain discipline and deliver strong results in auto finance  Lower capital markets footprint and grow deposit base  Unlock full value and drive attractive shareholder returns − Initiate a dividend and share repurchases pending regulatory approval − Grow earnings − Grow tangible book value − Expand multiple – steady growth, diversification and improved financial profile  Capitalize on the shift toward digital financial services  Grow customer base and deepen relationships  Thoughtful product expansion to drive higher returns and revenue diversification

11 CONFIDENTIAL Supplemental

Supplemental

Notes on non-GAAP and other financial measures

($ in millions, unless noted otherwise)

	2015	2014	2013
Core ROTCE Calculation			
Pre-tax income (loss) from continuing operations	$ 1,393	$ 1,246	$ 357
Add: Core original issue discount expense ("OID")	59	186	249
Repositioning items	349	187	244
Core pre-tax income	$ 1,801	$ 1,619	$ 850
Normalized income tax expense at 34%	612	550	289
Core net income	1,189	1,069	561
Preferred dividends (Series A & G)	200	268	267
Operating net income available to common shareholders[1]	**$ 990**	**$ 800**	**$ 294**
Tangible common equity[2]	$ 13,416	$ 13,522	$ 12,695
Less: Unamortized original issue discount	(1,327)	(1,441)	(1,656)
Net deferred tax asset	(1,583)	(1,923)	(1,615)
Normalized common equity[1][3]	**$ 10,506**	**$ 10,157**	**$ 9,424**
Core ROTCE[1]	**9.4%**	**7.9%**	**3.1%**
Adjusted Earnings Per Share ("EPS") Calculation			
GAAP EPS (diluted)	**$ (2.66)**	**$ 1.83**	**$ (1.64)**
Less: Discontinued operations, net of tax	(0.81)	(0.47)	0.13
Add: OID expense, net of tax	0.08	0.25	0.39
Capital Actions (Series A and G)	4.90	-	0.59
Repositioning items / Other	0.48	0.07	0.38
Adjusted EPS[1]	**$ 2.00**	**$ 1.68**	**$ (0.14)**
Adjusted Tangible Book Value ($ billions)			
GAAP shareholder's equity	**$ 13.4**	**$ 15.4**	**$ 14.2**
Preferred equity and goodwill	(0.7)	(1.3)	(1.3)
Tangible common equity[2]	$ 12.7	$ 14.1	$ 12.9
Tax-effected bond OID (tax rate of 34%)	(0.9)	(0.9)	(1.0)
Series G discount	-	(2.3)	(2.3)
Adjusted tangible book value[1]	**$ 11.9**	**$ 10.9**	**$ 9.6**
Adjusted Tangible Book Value Per Share			
GAAP shareholder's equity	**$ 27.9**	**$ 32.1**	**$ 29.6**
Preferred equity and goodwill	(1.5)	(2.7)	(2.7)
Tangible common equity[2]	$ 26.4	$ 29.4	$ 26.9
Tax-effected bond OID (tax rate of 34%)	(1.8)	(1.9)	(2.1)
Series G discount	-	(4.9)	(4.9)
Adjusted tangible book value per share[1]	**$ 24.6**	**$ 22.7**	**$ 20.0**
Issued shares outstanding (period-end; # thousands)	481,980	480,095	479,768
Adjusted Efficiency Ratio			
Total noninterest expense	**$ 2,761**	**$ 2,948**	**$ 3,405**
Less: Rep & warrant expense	(13)	(10)	32
Less: Insurance expense	879	988	999
Less: Repositioning items	7	39	123
Numerator	**$ 1,888**	**$ 1,932**	**$ 2,251**
Total net revenue	**$ 4,861**	**$ 4,651**	**$ 4,263**
Add back: OID	59	186	249
Add: Repositioning items	342	148	121
Less: Insurance revenue	1,090	1,185	1,253
Denominator	**$ 4,172**	**$ 3,800**	**$ 3,380**
Adjusted Efficiency Ratio[1]	**45%**	**51%**	**67%**

(1) Represents a non-GAAP financial measure. See slide 13 for details.

(2) We define tangible common equity as common stockholders' equity less goodwill and identifiable intangible assets (other than mortgage servicing rights), net of deferred tax liabilities. Ally considers various measures when evaluating capital adequacy, including tangible common equity. Tangible common equity is not formally defined by GAAP or codified in the federal banking regulations and, therefore, is considered to be a non-GAAP financial measure. Ally believes that tangible common equity is important because we believe analysts and banking regulators may assess our capital adequacy using this measure. Additionally, presentation of this measure allows readers to compare certain aspects of our capital adequacy on the same basis to other companies in the industry.

(3) Normalized common equity calculated using 2 period average

12

13 Notes on non-GAAP and other financial measures Supplemental 1) Core pretax income (loss) is a non-GAAP financial measure. It is defined as income (loss) from continuing operations before income tax expense and primarily bond exchange original issue discount ("OID") amortization expense. 2) Repositioning items are primarily related to the extinguishment of high-cost legacy debt in 2015 and 2014. Additionally, expenses associated with Ally’s IPO were repositioned in 2014. 3) Core ROTCE is equal to Operating Net Income Available to Common divided by Normalized Common Equity. A. Operating Net Income Available to Common is calculated as (a) Pretax Income from Continuing Operations minus (b) Income Tax Expense using a normalized 34% rate plus (c) expense associated with original issue bond discount amortization minus (d) preferred dividends associated with our Series A and Series G preferred stock plus (e) impact of any disclosed repositioning items. B. Normalized Common Equity is calculated as the two period average of (a) shareholder equity minus (b) the book value of preferred stock outstanding minus (c) goodwill and other intangibles minus (d) remaining original issue bond discount minus (e) remaining net deferred tax asset. 4) Adjusted Efficiency ratio is equal to (A) total noninterest expense less (i) Insurance operating segment related expenses, (ii) mortgage repurchase expense and (iii) expense related to repositioning items divided by (B) total net revenue less (i) Insurance operating segment related revenue, (ii) OID amortization expense and (iii) any revenue related to repositioning items. 5) Adjusted Earnings per Share is a non-GAAP financial measure. It is defined as (A) Core pretax income, excluding repositioning items less (i) Adjusted Income Tax Expense less (ii) Preferred Dividends (excluding Series G discount) divided by (B) Weighted-average Shares Outstanding (diluted). 6) Adjusted Tangible Book Value per Share is a non-GAAP financial measure. It is defined as (A) GAAP shareholder’s equity less (i) preferred equity and goodwill less (ii) tax-effected bond OID less (iii) Series G discount divided by (B) Issued shares outstanding (period-end). 7) Pretax Return on Assets (“ROA”) represents pretax earnings from Annual Reports on Form 10-K from 1977 to 1994 and pretax earnings from Annual Reports on Form 10-K from 1995 to 2015 for Ally’s Dealer Financial Services businesses, which include Ally’s North American automotive lending operations and automotive Insurance operations, divided by the two-period average total assets from Annual Reports on Form 10-K from 1977 to 1994 and from Annual Reports on Form 10-K from 1995 to 2015 for Ally’s Dealer Financial Services businesses.